MTI MICROFUEL CELLS INC.

AMENDMENT NO. 1 TO
CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, SECURITY
AGREEMENT AND SECURED CONVERTIBLE PROMISSORY NOTES AND CONSENT

     This Amendment No. 1 to Convertible Note and Warrant Purchase Agreement, Security Agreement and Secured Convertible Promissory Notes and Consent (this “Amendment and Consent”) is made as of FEB 20th, 2009 (the “Effective Date”) by and among MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”) and each of the investors listed on Exhibit A attached to this Amendment (each a “Purchaser” and together the “Purchasers”), and amends (i) that certain Convertible Note and Warrant Purchase Agreement, dated as of September 18, 2008 (the “Purchase Agreement”) between the Company and the Purchasers, (ii) that certain Security Agreement, dated as of September 18, 2008 (the “Security Agreement”) between the Company and the Purchasers, and (iii) those certain Secured Convertible Promissory Notes, each dated as of September 18, 2008 (the “Notes”) between the Company and each of the Purchasers.

     WHEREAS, the Company issued Notes in the aggregate principal amount of $2,200,000, and warrants exercisable for equity securities of the Company (the “Warrants”), to the Purchasers pursuant to the Purchase Agreement, which Notes are secured by all of the assets of the Company in accordance with the provisions of the Security Agreement;

     WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement to permit the Company to sell additional Notes and Warrants with an aggregate principal amount of up to $500,000 to such Purchasers who desire to acquire additional Notes and Warrants as scheduled on Exhibit A attached hereto;

     WHEREAS, the Company and the Purchasers desire to amend the Notes to extend the Maturity Date (as defined thereunder) from March 31, 2009 to May 31, 2009; and

     WHEREAS, the Purchase Agreement and the Notes may be amended by the Company and holders of at least a majority in interest of the Notes, and the Security Agreement may be amended by Company and each of the Purchasers;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Amendment and Consent agree as follows:

     1. Amendment of Section 1(b)(iii) of the Purchase Agreement. Section 1(b)(iii) of Purchase Agreement is hereby amended to permit the Company to sell additional Notes and Warrants with an aggregate principal amount of up to $500,000 under the Purchase Agreement for a period of thirty (30) days following the Effective Date hereto to such Purchasers who desire to acquire additional Notes and Warrants as scheduled on Exhibit A attached hereto.

     2. Amendment of “Maturity Date” of the Notes. The “Maturity Date” set forth in Section 1 of each of the Notes, and such additional Notes to be issued to the Purchasers as scheduled on Exhibit A attached hereto, shall be amended to provide for an amended “Maturity Date” of May 31, 2009.

      3. Amendment of Security Interest. The Security Agreement is hereby amended to provide that the indebtedness represented by the additional Notes to be issued to the Purchasers scheduled on Exhibit A attached hereto shall be secured by all of the assets of the Company in accordance with the provisions of the Security Agreement, and Exhibit A to the Security Agreement shall be amended to include such Purchasers’ additional indebtedness thereunder.

     4. Consent to Amendments and Related Matters. The Company and each of the Purchasers hereby consent to (i) the amendment of the Purchase Agreement and the Notes, (ii) the purchase by the Purchaser(s) set forth on Exhibit A attached hereto of an additional Note(s) and Warrant(s) and the Company’s issuance of a Note(s) and Warrant(s) to such Purchaser(s), and (iii) the inclusion of the indebtedness represented by such additional Note(s) under the Security Agreement and amendment thereof to include such indebtedness as secured thereunder.

     5. Miscellaneous.

          (a) Governing Law. This Amendment and Consent and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (b) Counterparts. This Amendment and Consent may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (c) Entire Agreement. Each of the Purchase Agreement, the Security Agreement, and the Notes, as amended by this Amendment and Consent, and the documents referred to herein and therein, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof, respectively, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow]

      The parties have executed this Amendment No. 1 to Convertible Note and Warrant Purchase Agreement, Security Agreement and Secured Convertible Promissory Notes and Consent as of the Effective Date.

COMPANY:

MTI MICROFUEL CELLS INC.

/s/ Peng K. Lim
Peng K. Lim, Chief Executive Officer

PURCHASERS:

MECHANICAL TECHNOLOGY INCORPORATED

/s/ Peng K. Lim
Peng K. Lim, Chief Executive Officer

WALTER L. ROBB

/s/ Walter L. Robb
Walter L. Robb

COUNTER POINT VENTURES FUND II, LP

/s/ Walter L. Robb
Walter L. Robb, General Partner

EXHIBIT A

Additional Closing Date: _______________, 2009

Name and Address of Purchaser	Additional Note Principal Amount
Counter Point Ventures Fund II, LP	$500,000
Dr. Walter L. Robb, General Partner
c/o Vantage Management, Inc.
3000 Troy Schenectady Road
Facsimile: (518) 782-0030

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

MTI MICROFUEL CELLS INC.

SECURED CONVERTIBLE PROMISSORY NOTE

FEB 20th (pl)
$500,000	XXXXXXXXXXX, 2009
Albany, New York

     For value received, MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”), promises to pay to Counter Point Ventures Fund II, LP (the “Holder”), the principal sum of $500,000. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 10.0% per annum, compounded annually. This Note is one of a series of Secured Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated September 18, 2008, as amended (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.

     1. Maturity. Unless converted as provided in Section 2 below, all unpaid principal and accrued interest under this Note shall be due and payable upon demand by the Holder at any time on or after May 31, 2009 (the “Maturity Date”), except as otherwise provided hereunder. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

     2. Conversion.

          (a) Investment by the Holder.

               (i) The entire principal amount of and (at the Company’s option) accrued but unpaid interest on this Note will automatically convert into shares of the Company’s preferred stock (the “Next Equity Preferred”) issued and sold in the Company’s next equity financing in a single or a series of related transactions yielding gross proceeds to the Company of at least $3,500,000 (including conversion, in whole or in part, of any Notes) (the “Next Equity Financing”). The number of shares of Next Equity Preferred to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the entire principal amount of this Note plus (if applicable) accrued but unpaid interest, by (b) the price per share of the Next Equity Preferred, rounded down to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

               (ii) If the Next Equity Financing does not occur on or before the Maturity Date, all principal and (at the Company’s option) accrued interest outstanding under all of the Notes shall be converted into equity securities of the Company (“Equity Securities”) based upon a Company valuation and on such terms to be agreed upon by the Company and the holders of a majority in interest of the Notes within thirty (30) days following the Maturity Date, which valuation and terms shall be negotiated in good faith by the Company and a majority in interest of the Notes (a “Negotiated Conversion”). If the Company and holders of a majority in interest of the Notes cannot agree upon the valuation and terms of a Negotiated Conversion, and fail to consummate such Negotiated Conversion within thirty (30) days following the Maturity Date, then all principal and accrued interest outstanding under the Notes shall be due and payable upon demand by the Holders at any time thereafter.

               (iii) Notwithstanding the above, in the event a Change of Control (as defined below) is consummated prior to the Next Equity Financing, a Negotiated Conversion, or the repayment in full of all principal and accrued interest under the Notes, then the Notes shall become immediately due and payable in an amount equal to 125% of the principal amount of the Note(s) and 100% of the accrued interest outstanding thereon, payment of which shall be in full satisfaction of the Note(s) and shall be made within thirty (30) days following the consummation of such Change of Control.

               (iv) The term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, to an equity financing in which the Company is the surviving corporation, or to a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

          (b) Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

          (c) Payment of Interest. Upon conversion of the principal amount of this Note into the Company’s Next Equity Preferred or Equity Securities, as applicable, any interest accrued on this Note that is not by reason of Section 2(a) hereof simultaneously converted into Next Equity Preferred or Equity Securities, as applicable, shall be immediately paid to the Holder.

     3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the appropriate principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, each Holder and each transferee of any Note.

     7. Security Interest. This Note is secured by all of the assets of the Company in accordance with a separate security agreement (the “Security Agreement”) of even date herewith between the Company and the Holder. In case of an Event of Default (as defined in the Security Agreement), the Holder shall have the rights set forth in the Security Agreement.

     8. Company Covenant. For so long as this Note is outstanding, the Company shall not, without written consent of at least a majority in interest of the Holders, sell or transfer any accounts, inventory, equipment, general intangibles (to include all intellectual property including without limitation: patents, patent applications, copyrights, trademarks and trade names), documents, instruments, chattel paper, deposit accounts, and all proceeds of the foregoing, except for: (i) the payment on accounts payable in the ordinary course of the Company’s operations; (ii) the sale of finished inventory and the non-exclusive licenses of intellectual property in the ordinary course of the Company’s business; (iii) the sale of obsolete or unneeded equipment in the ordinary course of business; (iv) cash and equipment to the Company’s subsidiaries necessary for their operations; and (v) the repayment of accrued interest and/or principal under the Notes.

     9. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

     10. Counterparts. This Note may be executed in counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute a single agreement.

[Signature Page Follows]

     This Secured Convertible Promissory Note was executed as of the date first above written.

COMPANY:

MTI MICROFUEL CELLS INC.

/s/ Peng K. Lim
Peng K. Lim
Chief Executive Officer

Address:	431 New Karner Road
Albany, NY 12205

AGREED TO AND ACCEPTED:

HOLDER:

COUNTER POINT VENTURES FUND II, LP

/s/ Walter L. Robb
Signature

Walter L. Robb, General Partner
Print Name and Title of Signatory (if entity)

Address:	c/o Vantage Management, Inc.
3000 Troy Schenectady Road
Schenectady, NY 12309

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. 4	FEB 20th (PL)
Date of Issuance:	XXXXXX, 2009

MTI MICROFUEL CELLS INC.

Warrant

     MTI MicroFuel Cells Inc. (the “Company”), for value received, hereby certifies that Counter Point Ventures Fund II, LP, or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below) shares of capital stock of the Company at an exercise price per share as set forth herein. This Warrant is one of a series of Warrants containing substantially identical terms and conditions issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated September 18, 2008, as amended (the “Purchase Agreement”). This Warrant is issued pursuant to, and is subject to the terms and conditions of, the Purchase Agreement.

     The shares purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Stock”.

     1. Number and Type of Shares; Purchase Price. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant, to purchase from the Company the following: in the event the Company (i) issues or sells preferred stock (“Next Equity Preferred”) in a Next Equity Financing (as defined in the Note(s) issued to the Holder pursuant to the Purchase Agreement), or (ii) issues equity securities (“Equity Securities”) in a Negotiated Conversion (as defined in the Note(s) issued to the Holder pursuant to the Purchase Agreement), the Holder is entitled to exercise this Warrant for a number of shares of such Next Equity Preferred or Equity Securities issued in the earlier to occur of the Next Equity Financing or a Negotiated Conversion, as applicable, equal to (x) 10% of the original principal amount of the Note(s) issued to the Holder pursuant to the Purchase Agreement on the date of issuance of this Warrant, divided by (y) the purchase or conversion price per share of the Next Equity Preferred or Equity Securities, as applicable, issuable upon conversion of the Note(s) (the “Purchase Price”), rounded down to the nearest whole share, at a per share purchase price equal to the Purchase Price per share of such Next Equity Preferred or Equity Securities, as applicable, issued therein.

     2. Exercise.

          (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder.

          (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

          (c) Net Issue Exercise.

               (i) In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or such Holder’s duly authorized attorney, in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X =	Y (A - B)
A

Where:	X =	The number of shares of Warrant Stock to be issued to the Holder.

	Y =	The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

	A =	The fair market value of one share of Warrant Stock (at the date of such calculation).

	B =	The Purchase Price (as adjusted to the date of such calculation).

               (ii) For purposes of this Section 2(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

                    (A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the product of (x) the initial “Price to Public” per share specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

                    (B) if (A) is not applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 6 below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

          (d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled; and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 2(a) or 2(c) above.

     3. Adjustments.

          (a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment; by (ii) the Purchase Price in effect immediately after such adjustment.

          (b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3; provided, however, that the operation of this Section 3(b) shall not effect the termination of this Warrant upon a Change of Control (as defined in Section 6 below) pursuant to Section 6 below.

          (c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment; (ii) the Purchase Price after such adjustment; and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

     4. Transfers.

          (a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock of the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect; or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

          (b) Transferability. The Holder may not assign, pledge, or otherwise transfer this Warrant without the prior written consent of the Company. Subject to the preceding sentence, this Warrant may be transferred only upon surrender of the original Warrant for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new warrant in substantially the form hereof will be issued to, and registered in the name of, the transferee.

          (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

     5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     6. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall automatically terminate upon the earliest to occur of the following (the “Expiration Date”): (a) XXXXXXX, 2014; (b) immediately prior to a Change of Control; (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act; or (d) the date that is thirty (30) days following the Maturity Date of the Note(s) issued to the Holder contemporaneously with the issuance of this Warrant in the event the Next Financing does not occur prior to the Maturity Date of such Note(s) and a Negotiated Conversion does not occur within thirty (30) days following the Maturity Date of such Note(s).

          The term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, to an equity financing in which the Company is the surviving corporation, or to a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

     7. Notices of Certain Transactions. In case:

          (a) the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company;

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (d) of any redemption of the Common Stock or Preferred Stock,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     9. Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     11. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, three days after deposit with an overnight delivery service, or confirmed facsimile, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company; and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

     12. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     13. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

     14. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least a majority of the Warrant Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement. By acceptance hereof, the Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Holder; provided, however, that any amendment hereof that would materially adversely affect the Holder in a manner different from the holders of the remaining warrants issued pursuant to the Purchase Agreement shall also require the consent of Holder.

     15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     17. Counterparts. This Warrant may be executed in counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute a single agreement.

[Signature Page Follows]

     This Warrant was executed as of the date first above written.

COMPANY:

MTI MICROFUEL CELLS INC.

/s/ Peng K. Lim
Peng K. Lim
Chief Executive Officer

Address:

AGREED TO AND ACCEPTED:

HOLDER:

COUNTER POINT VENTURES FUND II, LP

/s/ Walter L. Robb
Walter L. Robb, General Partner

Address:	c/o Vantage Management, Inc.
3000 Troy Schenectady Road
Schenectady, NY 12309

SIGNATURE PAGE TO WARRANT

EXHIBIT A

PURCHASE/EXERCISE FORM

To:	MTI MICROFUEL CELLS INC.	Dated: ______________

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. _______, hereby irrevocably elects to (i) purchase __________ shares of the _________ Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or (ii) exercise such Warrant for __________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 4 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term “Purchaser” shall refer to the undersigned and the term “Securities” shall refer to the Warrant Stock and the Common Stock of the Company issuable upon conversion of the Warrant Stock, if applicable.

      The undersigned further acknowledges that it has reviewed the lock-up agreement set forth in Section 7 of the Purchase Agreement, and agrees to be bound by such provisions.

Print Name of Holder

Signature

Print Name and Title of Signatory (if entity)